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                                                                    EXHIBIT 10.4




                           RESTRICTED STOCK AGREEMENT


THIS AGREEMENT, dated as of                199_, is by and between Perot
Systems Corporation ("Perot Systems"), a Delaware corporation and
("Participant").


                                  WITNESSETH:


WHEREAS, Perot Systems has adopted the Perot Systems Corporation Restricted Stock Plan (the "Plan") to enable employees of Perot Systems and its subsidiaries, if any (collectively, the "Company") to acquire shares of Common Stock, $0.01 par value, of Perot Systems ("Common Stock") in accordance with the provisions of the Plan; and

WHEREAS, the Restricted Stock Committee of Perot Systems (the "Committee") has selected Participant to participate in the Plan and granted Participant the right to purchase shares of Common Stock in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and other terms and conditions set forth in this Agreement, Perot Systems and Participant agree as follows:

1. Purchase and Sale. Subject to the terms, conditions, and restrictions set forth in this Agreement, Perot Systems hereby sells to Participant, and Participant hereby purchases from Perot Systems, for a purchase price of $____ per share payable contemporaneously with the execution hereof, the number of shares of Common Stock specified on Attachment A hereto, which shares shall vest to Participant in accordance with the vesting schedule set forth on Attachment A hereto. In connection with this purchase, Participant hereby represents to Perot Systems that Participant is purchasing these shares for investment and not with a view to any resale or distribution thereof.

2. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated as follows:

      (a) "Holding Period" shall mean, (i) for one-half of the shares of Vested Stock vesting on a particular Vesting Date, the period of time commencing on the Vesting Date upon which such shares become Vested Stock and ending two years thereafter, and (ii) for the other one-half of the shares of Vested Stock vesting on a particular Vesting Date, a period of time consisting of the day upon which such shares become Vested Stock.




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      (b)    "Market Value" of a share of Restricted Stock on a given date shall mean (i) if the Restricted Stock is Publicly Traded the closing sale price for Restricted Stock, as determined in good faith by the Board of Directors, on such date or, if no closing sale price is available for such date, on the most recent prior date for which a closing sale price is available or, if no closing sale price is available, the closing bid price, as so determined, on such date or, if no closing bid price is available for such date, the closing bid price on the most recent prior date for which a closing bid price is available, or (ii) if the Restricted Stock is not Publicly Traded, its fair market value, as determined in good faith by the Board of Directors, as of the most recent Valuation Date before or after the date.

      (c) "Publicly Traded" means Perot Systems Restricted Stock has been listed on a registered national securities exchange or approved for quotation in the National Association of Securities Dealers Automated Quotation ("NASDAQ") system.

      (d) "Restricted Stock" shall mean the Common Stock issued to Participant pursuant to the Plan and this Agreement, together with any successor security, property or cash issued or distributed by Perot Systems or any successor entity, whether by way of merger, consolidation, share exchange, reorganization, liquidation, recapitalization, dividend or otherwise.

      (e) "Termination for Substantial Misconduct" means termination of employment for a felony conviction of the Participant; actions involving moral turpitude, theft, or dishonesty in a material matter; breach of any obligation under Section 7 of this Agreement; or failure by Participant to carry out the directions, instructions, policies, rules, regulations, or decisions of the Board of Directors of Perot Systems including, without limitation, those relating to business ethics and the ethical conduct of the business of the Company.

      (f) "Transfer" or "transfer" or derivations thereof includes any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

      (g) "Unvested Stock" shall mean all shares of Restricted Stock other than Vested Stock.

      (h) "Valuation Date" means each June 30 and December 31 of every year, beginning on January 1, 1991, and any other date as of which the Board of Directors determines the Market Value of Restricted Stock.





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      (i)    "Vesting Date" shall mean each date upon which shares of
             Restricted Stock vest to Participant or Participant's estate pursuant to this Agreement.

      (j) "Vesting Period" shall mean the period of time commencing on the date of this Agreement and ending on the last Vesting Date.

      (k) "Vested Stock" shall mean those shares of Restricted Stock that have vested to Participant or Participant's estate pursuant to this Agreement.

      Other terms used in this Agreement are defined in the context in which they occur and shall have the meanings there indicated.

3. Restrictions on Transfer. All shares of Restricted Stock shall be subject to the following restrictions on transfer unless the Company shall otherwise agree in writing:

      (a)    Shares of Unvested Stock may not be sold or otherwise transferred.

      (b) Shares of Vested Stock may not be sold or otherwise transferred during the Holding Period for those shares.

      (c) Shares of Vested Stock may not be sold or otherwise transferred after the Holding Period for those shares unless and until Perot Systems has waived or failed to exercise its option to purchase those shares pursuant to Section 4 hereof.

      (d) Shares of Vested Stock may not be sold or otherwise transferred for six months after stock of the same class as the Vested Stock is Publicly Traded.

      Perot Systems shall not be obligated to recognize any purported sale or other transfer of Restricted Stock in violation of this Section 3 and, unless it elects to do otherwise, may treat any such purported sale or transfer as null, void, and of no effect. Shares of Vested Stock may, however, be sold within the Holding Period to the extent necessary to repay the principal of loans secured by Restricted Stock pursuant to a security agreement to which Perot Systems is a party, provided that stock of the same class as the Vested Stock has been Publicly Traded for six months or more.

4. Options to Purchase Vested Stock. Unless and until waived by Perot Systems and regardless of whether or not Participant is still employed by the Company, Perot Systems shall have the following option to purchase Vested Stock:





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             If, after the Holding Period therefor and prior to the date the
             Restricted Stock is Publicly Traded, Participant, or any subsequent holder of Vested Stock, desires or is obligated to sell or otherwise transfer any shares of Vested Stock (other than a transfer to Participant's estate upon Participant's death), the holder of such shares shall give Perot Systems written notice of the proposed sale or transfer, including the identity of the proposed purchaser or transferee, and, for 30 days after receipt of such notice, Perot Systems shall have the option, in addition to its option under Section 3(d) above to treat any such purported sale or transfer as null, void, and of no effect, to purchase for cash any or all of such shares at the Market Value thereof.

5. Manner of Stock Buy Back. Whenever Perot Systems has a right to buy back shares of Restricted Stock, Perot Systems may exercise its right by notifying Participant or the subsequent holder of Perot Systems' election to exercise its right within the designated exercise period. In the case of a buy back under Section 4 or Section 8, the giving of such notice will give rise to an obligation on the part of Participant or the subsequent holder to tender to Perot Systems, within 10 days, any previously issued certificate representing shares of Restricted Stock to be bought back, duly endorsed in blank or having a duly executed stock power attached in proper form for transfer. If any such endorsed certificate or stock power is not tendered within 10 days, Perot Systems may cancel any outstanding certificate representing shares to be bought back. Perot Systems is required to tender the purchase price within 2 business days of the tender of the shares. If the person from whom the shares are to be bought back has not complied with an obligation to return a certificate and stock power representing shares to be bought back, however, Perot Systems is not required to tender the purchase price until 20 days after the certificate is returned or 20 days after it cancels the certificate, whichever occurs first.

6. Termination of Employment. If Participant's employment with the Company is voluntarily or involuntarily terminated during the Vesting Period for any reason, then Perot Systems shall be entitled, by notice to Participant within 90 days after such termination, to exercise the rights specified in Section 8 below, but only as to Unvested Stock.

7. Competition. Participant acknowledges that, in the course and as a result of employment with the Company, Participant will obtain special training and knowledge and will come in contact with the Company's customers and potential customers, which training, knowledge and contacts would provide invaluable benefits to competitors of the Company. Accordingly, and in consideration of Perot Systems' agreement to issue Restricted Stock to Participant hereunder, which Participant acknowledges is conditioned on the covenants contained herein, Participant agrees that Perot Systems shall be entitled to exercise the rights





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      specified in Section 8 below if Participant, either directly or indirectly, whether as an employee, employer, consultant, agent, principal, partner, owner, shareholder (other than as a holder of less than 5% of a publicly traded class of securities), officer, director, or in any other individual or representative capacity, does any of the following without the prior written consent of the Company:

      (a) while Participant is employed by the Company or within one year thereafter:

             (i) competes with, or engages in any business that is competitive with, the Company within 250 miles of any location at which Participant was employed by or provided services to the Company;

             (ii) solicits or accepts any business or employment from any person or entity that is, or at any time within the preceding two years was or was solicited to become, a customer of the Company if Participant solicited business from or performed services for that customer or prospect while employed by the Company; or

             (iii) recruits, hires, or helps anyone to recruit or hire anyone who is, or at any time within the preceding six months was, an employee of the Company or of any of its customers for whom Participant performed services or from whom Participant solicited business; or

      (b) discloses to any unauthorized person or entity, or uses, licenses, sells, conveys or otherwise exploits in competition with the Company or otherwise for the benefit of any person or entity other than the Company, any information proprietary to, used by, or in the possession of the Company or any of its customers and not generally known in the industry which is disclosed to or learned by Participant while employed by the Company or thereafter, whether or not reduced to writing and whether or not conceived, originated, discovered or developed in whole or in part by Participant.

      If any provision of this Section 7 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that the period of time, territory, and/or scope set forth shall be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

8. Rights Upon Termination or Competition. If the Committee discovers that Participant has engaged in any conduct prohibited by Section 7 or if Participant





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      ceases to be employed by the Company and the Committee, in its sole discretion, determines that Participant's cessation of employment resulted from a Termination for Substantial Misconduct or would have resulted in a Termination for Substantial Misconduct had the relevant facts been known at the time of Participant's cessation of employment, Perot Systems will have the right for 150 days after the Committee discovers the relevant facts to require Participant to (i) sell to Perot Systems all or any part of the Restricted Stock (both Vested Stock and Unvested Stock) then held by Participant, at the price per share paid by Participant plus simple interest on such amount at the rate of 8% per annum from the date of payment by Participant to the date of tender of payment by Perot Systems as set forth in Section 5 above, minus the amount or value, as applicable, of any dividends or distributions paid on such Restricted Stock and (ii) if any shares of Restricted Stock have been sold or otherwise transferred by Participant (including any sale to the Company), then at Perot Systems' option Participant shall pay to Perot Systems an amount in cash with respect to each share of Restricted Stock not still so held equal to the greater of the value of the proceeds received by Participant for such share or the Market Value of such share on the first date on which such share is no longer held by Participant, less in either case the price paid by Participant for such share plus simple interest on such amount at the rate of 8% per annum from the date of payment by Participant to the date of tender of payment by Perot Systems as set forth in Section 5 above, minus the amount or value, as applicable, of any dividends or distributions paid on such Restricted Stock. If and when Perot Systems is entitled to exercise the rights specified in this Section 8, as provided in Section 6 above, then, upon the demand of Perot Systems, Participant shall sell to Perot Systems all or any part of the Unvested Stock then held by Participant, at the price per share paid by Participant plus simple interest on such amount at the rate of 8% per annum from the date of payment by Participant to the date of tender of payment by Perot Systems as set forth in Section 5 above, minus the amount or value, as applicable, of any dividends or distributions paid on such Restricted Stock.

9. Compliance with Securities Laws. Participant hereby represents and warrants that Participant has acquired the Restricted Stock for Participant's own account and not with a view to any resale or distribution thereof. Participant agrees that neither he nor any subsequent holder of the Restricted Stock will sell or otherwise transfer any shares of Restricted Stock in any way that may result in a violation of any federal or state securities laws or regulations. Participant further acknowledges and agrees that Perot Systems may require any subsequent purchaser or other transferee of shares of Restricted Stock that cannot be publicly traded to provide Perot Systems, prior to such sale or other transfer, with such representations, commitments and opinions regarding compliance with applicable securities laws and regulations as Perot Systems may deem necessary or advisable.





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10.   Stock Certificate.  If requested by Participant, Perot Systems will issue and deliver to Participant certificates representing any shares of Vested Stock held by Participant. Perot Systems may require that any certificates or other property representing shares of Unvested Stock remain in the possession of the Company or an escrow agent designated by the Committee. Each certificate representing Vested Stock or Unvested Stock shall bear such legends as the Committee may determine to be necessary or appropriate. Whether or not certificates representing such shares have been issued or delivered, Participant shall have all the rights of a shareholder of Restricted Stock, including voting, dividend and distribution rights, with respect to all shares of Restricted Stock, both Vested Stock and Unvested Stock, held by Participant, but any and all stock and/or cash dividends (other than normal periodic cash dividends), distributions in property, or other distributions made on or in respect of the Restricted Stock, whether resulting from a subdivision, combination or reclassification of the Restricted Stock of any issuer thereof or received in exchange for Restricted Stock or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in exchange for the Restricted Stock or received in payment of the principal of or in redemption of the Restricted Stock (either at maturity, upon call for redemption or otherwise), shall remain in the possession of Perot Systems for Unvested Stock.

11. Income Tax Withholding. Participant acknowledges and agrees that Participant shall, upon request by the Company from time to time, reimburse the Company for, or the Company may withhold from sums otherwise payable to Participant, any amounts the Company is required to remit to applicable taxing authorities as income tax withholding with respect to the Restricted Stock. If Participant fails to reimburse the Company for any such amount when requested, the Company shall have the right to recover that amount by selling sufficient shares of Participant's Restricted Stock.

12. Compliance with Plan. Participant acknowledges that this Agreement is entered into, and the Restricted Stock is issued, pursuant to the Plan and agrees to comply with the provisions of the Plan, as it may be amended from time to time, to the extent that such provisions are not inconsistent with the provisions of this Agreement.

13. Notices. Any notice to Perot Systems or Company that is required or permitted by this Agreement shall be addressed to the attention of the Secretary of Perot Systems at its principal office. Any notice to Participant that is required or permitted by this Agreement shall be addressed to Participant at the most recent address for Participant reflected in the appropriate records of the Company. Either party may at any time change its address for notification purposes by giving





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      the other prior written notice of the new address and the date upon which it will become effective. Whenever this Agreement requires or permits any notice from one party to another, the notice must be in writing to be effective and, if mailed, shall be deemed to have been given on the third business day after the same is enclosed in an envelope, addressed to the party to be notified at the appropriate address, properly stamped, sealed and deposited in the United States mail, and, if mailed to the Company, by certified mail, return receipt requested.

14. Remedies. Perot Systems shall be entitled, in addition to any other remedies it may have at law or in equity, to temporary and permanent injunctive and other equitable relief to enforce the provisions of this Agreement. Any action to enforce the provisions of, or otherwise relating to, this Agreement may be brought in the appropriate courts in Dallas, Dallas County, Texas.

15. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns. However, Participant shall not, and shall not have the power to, assign this Agreement or any rights relating to this Agreement without the prior written consent of Perot Systems. By signing this Agreement, Participant consents to the personal jurisdiction of such courts in any such action.

16. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

17. Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the validity and enforceability of all other provisions of this Agreement shall not be affected thereby.

18. Headings. The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the choice of law rules in such law.

20. Entire Agreement. This Agreement, together with the Plan and any procedures adopted by the Committee thereunder, constitutes the entire agreement between the parties hereto with respect to its subject matter and may be waived or modified only in writing.





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IN WITNESS WHEREOF, and intending to be legally bound hereby, Participant and a duly-authorized representative of Perot Systems have executed this Agreement as of the date first above written.

PARTICIPANT                              PEROT SYSTEMS CORPORATION


                                         By:
---------------------------------------     ------------------------------------
              SIGNATURE                       TITLE:


---------------------------------------
              PRINTED NAME

                               CONSENT OF SPOUSE

As the spouse of Participant, I consent to be bound by this Restricted Stock Agreement and agree that this consent shall be binding on my interest under this Agreement and on my heirs, legatees and assigns.



                                         --------------------------------------
                                                      SIGNATURE


                                         --------------------------------------
                                                     PRINTED NAME





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                                  ATTACHMENT A

                                       TO

                           RESTRICTED STOCK AGREEMENT

                                      FOR

                                 --------------



1.    Number of Shares of Restricted Stock:        _________________

2.    Vesting Schedule:

                                                                  Number of
         Vesting Date                                           Shares Vesting
         ------------                                           --------------









         TOTAL
                                                                ==============





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